Exhibit 11.


                                MOBIL CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   (In millions, except for per-share amounts;
                         number of shares in thousands)



                                                            For the Three Months
                                                               Ended June 30
                                                            --------------------

                                                                1997       1998
                                                            --------   --------


Net Income ................................................. $   850    $   642
Less: dividends on preferred stock .........................      13         12
                                                             -------    -------
Adjusted net income applicable to common shares ............ $   837    $   630
                                                             =======    =======
Weighted average number of basic common shares outstanding . 787,005    781,572
                                                             =======    =======
Net income per common share ................................ $  1.06    $  0.81
                                                             =======    =======


Net Income ................................................. $   850    $   642
Less: additional contribution to ESOP ......................       2          1
Less: Stock Appreciation Rights compensation
        (expense) income ...................................      (2)         -
                                                             -------    -------
Adjusted net income applicable to common shares ............ $   850    $   641
                                                             =======    =======
Weighted average number of basic common shares outstanding . 787,005    781,572
Issuable on assumed exercise of stock options ..............  11,267     12,682
Assumed conversion of preferred stock ......................  17,371     16,857
                                                             -------    -------
     Total ................................................. 815,643    811,111
                                                             =======    =======

Net income per common share -- assuming dilution ........... $  1.04    $  0.79
                                                             =======    =======















MOBIL                                - 20 -


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                             Exhibit 11. (concluded)


                                MOBIL CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   (In millions, except for per-share amounts;
                         number of shares in thousands)

                                                             For the Six Months
                                                               Ended June 30,


                                                                  1997      1998


  Net income ................................................ $  1,676  $  1,347
  Less dividends on preferred stock .........................       26        25
                                                              --------  --------
  Adjusted net income applicable to common shares ........... $  1,650  $  1,322
                                                              ========  ========
  Weighted average number of basic common shares outstanding   787,574   781,843

  Net income per common share ............................... $   2.10  $   1.69
                                                              ========  ========



  Net Income ................................................ $  1,676  $  1,347
  Less: additional contribution to ESOP .....................        4         3
  Less: Stock Appreciation Rights compensation
          (expense) income ..................................       (3)        4
                                                              --------  --------
  Adjusted net income applicable to common shares ........... $  1,675  $  1,340
                                                              ========  ========
  Weighted average number of basic common shares outstanding   787,574   781,843
  Issuable on assumed exercise of stock options .............   10,834    11,898
  Assumed conversion of preferred stock .....................   17,437    16,929
                                                              --------  --------
     Total ..................................................  815,845   810,670
                                                              ========  ========

  Net income per common share -- assuming dilution .......... $   2.05  $   1.65
                                                              ========  ========



















    MOBIL                                - 21 -


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